                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-67138, Registration Statement No. 33-74734, Registration Statement No. 33-94878, Registration Statement No. 33-66944, Registration Statement No. 333-66837, and Post-Effective Amendments No. 1 and No. 2 to Registration Statements No. 33-6944, No. 33-67138, No. 33-74734 and No. 33-94878 of QRS
Corporation on Forms S-8 of our report dated January 28, 1999, appearing in the Annual Report on Form 10-K of QRS Corporation for the year ended December 31, 1998.


                                                 /s/ DELOITTE & TOUCHE LLP

San Jose, California
March 24, 1999